FOR IMMEDIATE RELEASE

[Grande Logo Appears Here}

Contact:	Brian Dolezal, TateAustin for Grande	Martha Smiley, Grande
	(512) 344-2035 or 619-6742	(512) 878-5446
	bdolezal@tateaustin.com	martha.smiley@corp.grandecom.com

GRANDE COMMUNICATIONS PREPARES FOR NEXT STAGE

OF GROWTH AS PRESIDENT STEPS DOWN

SAN MARCOS, Texas – July 11, 2005 – The Grande Communications® board of directors announced today that as part of its SEC 8K filing, the company is naming Scott Ferguson interim President and CEO, giving him as much flexibility as possible to effectively manage the company’s transition. Joe Ross, who has led a number of Grande initiatives, will remain an employee, providing special counsel to Ferguson on a variety of operational matters.

“We mutually agreed that Joe would step aside as president to allow new leadership to build a fresh team for the next stage of Grande’s growth,” said Ferguson. “While change is hard, especially leadership changes, Grande has an opportunity to take the next leap forward in our evolution. Grande is built upon the passion and commitment of more than 900 employees and, after six years, we have become an established company in our own right, bringing choice to consumers and forcing innovation in our industry.”

Ross was Grande’s fifth hire in 1999 when he became vice president of construction. Over the years, his responsibilities expanded to also oversee network engineering, retail services, customer service and information system operations.

Ferguson added, “Joe’s leadership has been instrumental to the success of Grande. Under his leadership, Grande has installed more than 2,500 miles of the most advanced broadband fiber in the world right here in Texas, while helping expand the company’s customer base to more than 130,000 and launching our advanced fiber-to-the-home initiative. We’re grateful to him and his team for literally building the network and operational foundation to our initial success.”

About Grande Communications®(www.grandecom.com)

Headquartered in San Marcos, Grande Communications® is building a deep-fiber broadband network to homes and businesses from the ground up. Grande delivers high-speed Internet, local and long-distance telephone, digital cable and wireless home security services over its own advanced network to communities in Texas. Grande’s bundled service area includes portions of Austin, Corpus Christi, suburban northwest Dallas, Midland, Odessa, San Antonio, San Marcos and Waco. Grande also leverages its telephony and data infrastructure by serving enterprises and communications carriers nationwide with broadband transport services and network services.

Grande’s Network Service products provide one of the country’s most advanced voice, data and private line/metro networks to inter-exchange carriers, Bell operating companies, CLECs, ISPs and other next-generation service providers. Grande’s voice network terminates traffic worldwide, offering both traditional and IP-based services; its managed modem network provides coverage nationwide; and its private line and metropolitan networks provide optical services in Texas and surrounding states. Grande’s 3,100-fiber-mile network incorporates SONET-based technology for protection, diversity and optimal performance.

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This press release may contain forward-looking statements relating to Grande operations that are based on its current expectations, estimates and projections. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict and could cause actual results and outcomes to be materially different. Such risks and uncertainties include those listed under the caption “Risk Factors” in Grande’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and Grande undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.